EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of At Home Group Inc. and further agree to the filing of this agreement to be included as an exhibit to such filing.  In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such statement on Schedule 13G. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Date:  February 14, 2017

GEOFFREY G. CLARK

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	Director

SPH GRD HOLDINGS, LLC
By: Starr Investment Holdings, LLC, its managing member

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	Senior Managing Director

STARR INVESTMENT FUND II, LLC

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	President

STARR INVESTMENT HOLDINGS, LLC

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	Senior Managing Director